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                                                               Exhibit 10.1.6.a.

                               AMENDMENT TO THE
                             TERRA INDUSTRIES INC.
                              EXCESS BENEFIT PLAN

     Terra Industries Inc. desires to amend its Excess Benefit Plan as restated as of January 1, 1992 (the "Plan"), all on the terms and conditions herein. Accordingly, the Plan shall be amended by adding the following new Section 9 reading in its entirety as follows:

          "Section 9.  Legal Fees or Expenses.  The Company shall reimburse the
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     Participant for any legal fees and expenses reasonably incurred in connection with the enforcement of Participant's rights under this Excess Benefit Plan; provided that the Company shall not be required to reimburse for such fees or expenses unless the resolution of any enforcement action taken by the Participant is substantially in favor of the Participant, whether by adjudication, settlement or otherwise."

     Except as provided herein or in the accompanying resolutions of the Personnel Committee of the Terra Industries Inc. Board of Directors, the Plan shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the 26/th/ day of July, 2000.


                                             TERRA INDUSTRIES INC.


                                        By   /s/ George H. Valentine
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                                        Its  Senior Vice President
                                             --------------------------